EXHIBIT 10
                                   ----------




                              SHOPPING CENTER LEASE
                              ---------------------


This Lease Agreement (this "Lease") is dated August 1, 2003, by and between Jeff Chatfield and Mark Bogani ("Landlord"), and Diamond One, Inc. ("Tenant"). The parties agree as follows:

PREMISES.  Landlord,  in  consideration  of the lease payments  provided in this
--------
Lease, leases to Tenant 842 square feet of retail space (the "Premises") located at 9648 East Arapahoe Road, Greenwood Village, CO 80112.

TERM. The lease term will begin on August 1, 2003 and will terminate on July 31,
----
2006.

LEASE PAYMENTS.  Tenant shall pay to Landlord monthly  installments of $1611.79,
--------------
payable in advance on the first day of each month. Lease payments shall be made to: Arapahoe Station Venture I, 9600 East Arapahoe Road, Greenwood Village, CO 80112, which payee and address may be changed from time to time by the Landlord.

POSSESSION.  Tenant shall be entitled to possession on the first day of the term
----------
of this Lease, and shall yield possession to Landlord on the last day of the term of this Lease, unless otherwise agreed by both parties in writing. At the expiration of the term, Tenant shall remove its goods and effects and peaceably yield up the Premises to Landlord in as good a condition as when delivered to Tenant, ordinary wear and tear excepted.

INSURANCE.  Tenant shall maintain  Commercial  Liability  Insurance for personal
---------
injury damage with coverage limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and, in the aggregate insuring against any and all liability of the insured with respect to said Leased Premises or arising out of the maintenance, use or occupancy thereof. Deductible shall not be greater than $1000. During any construction performed by Tenant, Tenant shall obtain a "course of construction" endorsement to such insurance.


RENEWAL TERMS. This Lease shall  automatically renew for an additional period of
-------------
12 Months per renewal term, unless either party gives written notice of termination no later than 30 days prior to the end of the term or renewal term. The lease terms during any such renewal term shall be the same as those contained in this Lease except that the lease installment payments shall be $1700.00 per month.

MAINTENANCE.  Tenant shall have the  responsibility  to maintain the Premises in
-----------
good repair at all times.

DEFAULTS.  Tenant  shall be in default of this Lease if Tenant  fails to fulfill
--------
any lease obligation or term by which Tenant is bound. Subject to any governing provisions of law to the contrary, if Tenant fails to cure any financial obligation within 5 days (or any other obligation within 10 days) after written notice of such default is provided by Landlord to Tenant, Landlord may take possession of the Premises without further notice (to the extent permitted by law), and without prejudicing Landlord's rights to damages. In the alternative, Landlord may elect to cure any default and the cost of such action shall be added to Tenant's financial obligations under this Lease. Tenant shall pay all costs, damages, and expenses (including reasonable attorney fees and expenses) suffered by Landlord by reason of Tenant's defaults. All sums of money or charges required to be paid by Tenant under this Lease shall be additional rent, whether or not such sums or charges are designated as "additional rent". The rights provided by this paragraph are cumulative in nature and are in addition to any other rights afforded by law.

LATE  PAYMENTS.  For any  payment  that is not paid  within 5 days after its due
--------------
date, Tenant shall pay a late fee of $50.00.

HOLDOVER.  If Tenant  maintains  possession of the Premises for any period after
--------
the termination of this Lease ("Holdover Period"), Tenant shall pay to Landlord lease payment(s) during the Holdover Period at a rate equal to the normal payment rate set forth in the Renewal Terms paragraph.

CUMULATIVE  RIGHTS.  The rights of the parties under this Lease are  cumulative,
------------------
and shall not be construed as exclusive unless otherwise required by law.

NON-SUFFICIENT  FUNDS.  Tenant  shall be  charged  $25.00 for each check that is
---------------------
returned to Landlord for lack of sufficient funds.

GOVERNING LAW. This Lease shall be construed in accordance  with the laws of the
-------------
State of Colorado.

ENTIRE  AGREEMENT/AMENDMENT.  This Lease Agreement contains the entire agreement
---------------------------
of the parties and there are no other promises, conditions, understandings or other agreements, whether oral or written, relating to the subject matter of this Lease. This Lease may be modified or amended in writing, if the writing is signed by the party obligated under the amendment.

SEVERABILITY.  If any  portion  of this  Lease  shall be held to be  invalid  or
------------
unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

WAIVER.  The  failure of either  party to enforce any  provisions  of this Lease
------
shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Lease.

BINDING EFFECT.  The provisions of this Lease shall be binding upon and inure to
--------------
the benefit of both parties and their respective legal representatives, successors and assigns.


LANDLORDS:
----------
Jeff Chatfield and Mark Bogani
------------------------------


By:  /s/ Mark Bogani                               Date: August 1, 2003
    ------------------------------------------
    Mark Bogani


     /s/ Jeff Chatfield                            Date: August 1, 2003
    ------------------------------------------
    Jeff Chatfield



TENANT:
-------
Diamond One, Inc.
-----------------




By:  /s/ Robert S. Chramosta                       Date: August 1, 2003
    ------------------------------------------
    Robert S. Chramosta, President
















                                        3